Exhibit 10.28

CONSULTING AGREEMENT

CONSULTING AGREEMENT dated as of December 28, 2012 (the “Agreement”) by and between Paradox Capital Partners, LLC,  (the “Consultant”) and Spherix Incorporated, a Delaware corporation (the “Company”).

WHEREAS, the Company desires to engage Consultant as a consultant and in connection therewith to provide certain consulting services related to the Company’s business and Consultant is willing to be engaged by the Company as a consultant and to provide such services, on the terms and conditions set forth below; and

WHEREAS, the Consultant is a consultant and an affiliate of the Company and eligible for awards under the 2012 Equity Incentive Plan (the “2012 Plan”) of the Company.  Terms not otherwise defined herein shall have the meanings ascribed to such terms in the 2012 Plan.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree as follows:

1.           Consulting.  The Company hereby retains Consultant, and Consultant hereby agrees to make itself available as a consultant to the Company, upon the terms and subject to the conditions contained herein.

2.           Duties of Consultant.

(a)           The Company hereby engages Consultant to perform the services listed on the attached Exhibit A (the "Services") during the Term (as defined below). Notwithstanding the foregoing, the Services shall not (unless the Consultant is appropriately licensed, registered or  there is an exemption available from such licensing or registration) include, directly or indirectly any activities which require the Consultant to register as a broker-dealer under the Securities Exchange Act of 1934.

(b)           The parties hereto acknowledge and agree that the Services to be provided are in the nature of advisory services only, and Consultant shall have no responsibility or obligation for execution of the Company’s business or any aspect thereof nor shall Consultant have any ability to obligate or bind the Company in any respect.  Consultant shall have control over the time, method and manner of performing the Services.

3.           Term.  Subject to the provisions for termination hereinafter provided, the term of this Agreement shall commence on the date hereof (the “Effective Date”) and shall continue through December 31, 2013 (the “Term”) and shall be automatically renewed for successive one (1) year periods thereafter unless either party provides the other party with written notice of its intention not to renew this Agreement at least 30 days prior to the expiration of the initial term or any renewal term of this Agreement.

4.           Compensation. In consideration of the Services to be rendered by Consultant hereunder, during the Term the Company agrees to pay the Consultant as follows:

(a) Triggering Event.  For purposes hereof, a Triggering Event shall be defined as: (i) a Qualified Transaction (as hereinafter defined); (ii) a private or public financing in which the Company receives gross proceeds of at least $7,500,000; or (iii) a Change of Control (as hereinafter defined).

(b)  Restricted Stock Grant. Consultant shall be awarded, on the date hereof, 120,000 shares of Restricted Stock pursuant under the 2012 Plan.  The Restricted Stock shall be unvested and shall vest upon the occurrence of a Triggering Event, unless accelerated by the Board of Directors or any committee designated by the Board of Directors to administer the 2012 Plan.  If vesting has not occurred by the close of business on December 31, 2017, the Restricted Stock shall be forfeited and the ownership thereof shall revert back to the Company.  The Restricted Stock may not be sold, pledged or otherwise transferred until the Restricted Stock becomes vested as set forth above.  Until so vested, the Consultant shall have all of the rights of a stockholder with respect to the Restricted Stock except for the right to sell, pledge or otherwise transfer as set forth above.

(c)  Secondary Payment.  Upon a Triggering Event, Consultant shall receive a one-time payment of $250,000.

(d)  Change of Control.  For purposes hereof, “Change in Control” shall mean the occurrence of any one or more of the following: (i) the accumulation (if over time, in any consecutive twelve (12) month period), whether directly, indirectly, beneficially or of record, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of 50.1% or more of the shares of the outstanding Common Stock of the Company, whether by merger, consolidation, sale or other transfer of shares of Common Stock (other than a merger or consolidation where the stockholders of the Company prior to the merger or consolidation are the holders of a majority of the voting securities of the entity that survives such merger or consolidation), (ii) a sale of all or substantially all of the assets of the Company or (iii) during any period of twelve (12) consecutive months, the individuals who, at the beginning of such period, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; provided, however, that the following acquisitions shall not constitute a Change of Control for the purposes of this Agreement: (A) any acquisitions of Common Stock or securities convertible, exercisable or exchangeable into Common Stock directly from the Company or from any affiliate of the Company, or (B) any acquisition of Common Stock or securities convertible, exercisable or exchangeable into Common Stock by any employee benefit plan (or related trust) sponsored by or maintained by the Company;

(d)  Qualified Transaction.  For purposes hereof, a “Qualified Transaction” shall mean one or more acquisitions by the Company of any business, assets, stock, licenses, interests or properties (including, without limitation, intellectual property rights) approved by the stockholders of the Company or any acquisition involving assets, shares of capital stock, any purchase, merger, consolidation, recapitalization, or reorganization or involving any licensing, royalties, sharing arrangement or otherwise, which value of such Qualified Transaction is in excess of $25,000,000 for the Company’s interest therein.  For purposes hereof, the value of a Qualified Transaction shall take into account all cash, stock, present value of all royalties, settlement amounts, future payments, license fees received or owed, and all other consideration associated with such acquisition of any kind whatsoever.

5.           Representations and Warranties of the Consultant.  This Agreement and the issuance and grant of the Restricted Stock hereunder is made by the Company in reliance upon the express representations and warranties of the Consultant, which by acceptance hereof the Consultant confirms that:

(a)
The Restricted Stock (collectively, the “Securities”) granted to the Consultant pursuant to this Agreement are being acquired by the Consultant for its own account, for investment purposes, and not with a view to, or for sale in connection with, any distribution of the Securities.

(b)
The Securities must be held by the Consultant indefinitely unless they are  registered under the Securities Act and any applicable state securities laws, or an exemption from such registration is available. The Company is under no obligation to register the Securities or to make available any such exemption.

(c)
Consultant further represents that Consultant has had access to the financial statements or books and records of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition and to obtain additional information reasonably necessary to verify the accuracy of such information.

(d)
Unless and until the Securities are registered under the Securities Act, all certificates representing the Securities and any certificates subsequently issued in substitution therefore and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE 'SECURITIES ACT') OR UNDER THE APPLICABLE OR SECURITIES LAWS OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST THEREIN MAY BE SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE SECURITIES LAWS OF ANY STATE, UNLESS PURSUANT TO EXEMPTIONS THEREFROM.

(e)	The Consultant is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

6.           Expenses.  Consultant shall be entitled to prompt reimbursement by the Company for all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by Consultant during the term of this Agreement, including any renewal or extension terms (in accordance with the policies and procedures established by the Company) in the performance of its duties and responsibilities under this Agreement; provided, that Consultant shall properly account for such expenses in accordance with Company policies and procedures.  In addition, Consultant shall be entitled to reimbursement of legal fees incurred by Consultant in connection with negotiation or enforcement of this Agreement and related to any matter arising under this Agreement or the performance of Consultant’s services.

7.           Termination.   Following the initial Term, either party may, in its discretion and at its option terminate this Agreement at any time upon thirty (30) days’ written notice to the other party, provided, however, the provisions providing compensation to Consultant, as well as Section 4, 6, 7, 8, and 16, shall survive such termination.

8.           Confidential Information.   Consultant recognizes and acknowledges that by reason of Consultant’s retention by and service to the Company before, during and, if applicable, after the Term, Consultant will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, formulas, customer lists and addresses,  financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information (collectively referred to as “Confidential Information”).  Consultant acknowledges that such Confidential Information is a valuable and unique asset of the Company and Consultant covenants that it will not, unless expressly authorized in writing by the Company, at any time during the Term (or any renewal Term) use any Confidential Information or divulge or disclose any Confidential Information to any person or entity except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information.  Consultant also covenants that at any time after the termination of this Agreement, directly or indirectly, it will not use any Confidential Information or divulge or disclose any Confidential Information to any person or entity, unless such information is in the public domain through no fault of Consultant or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with jurisdiction to order Consultant to divulge, disclose or make accessible such information.  All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Consultant’s possession during the Term (or any renewal Term) shall remain the property of the Company.  Except as required in the performance of Consultant’s duties for the Company, or unless expressly authorized in writing by the Company, Consultant shall not remove any Confidential Information from the Company’s premises, except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information.  Upon termination of this Agreement, the Consultant agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Consultant’s possession.

9.           Independent Contractor.  It is understood and agreed that this Agreement does not create any relationship of association, partnership or joint venture between the parties, nor constitute either party as the agent or legal representative of the other for any purpose whatsoever; and the relationship of Consultant to the Company for all purposes shall be one of independent contractor.  Neither party shall have any right or authority to create any obligation or responsibility, express or implied, on behalf or in the name of the other, or to bind the other in any manner whatsoever.

10.           Conflict of Interest.  The Consultant covenants to the Company that there is no conflict of interest in connection with the retention by the Company of the Consultant pursuant to this Agreement.  Consultant has fully disclosed to Company and Company acknowledges Consultant is wholly-owned and controlled by a Director of the Company.

11.           Waiver of Breach.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach.

12.           Binding Effect; Benefits.  The Consultant may not assign its rights hereunder without the prior written consent of the Company, and any such attempted assignment without such consent shall be null and void and without effect.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

13.           Notices.  All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) one (1) business day after being mailed with a nationally recognized overnight courier service, or (c) three (3) business days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at:

If to the Company, to :                        6430 Rockledge Drive
Westmoreland Building #503
Bethesda, Maryland 20817
Att: Robert Clayton, CFO

If to the Consultant, to:                      4 South Orange Avenue
Unit 170
South Orange, NJ 07079
Att: Paradox Capital Partners, LLC

14.           Entire Agreement; Amendments.  This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.  This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

15.           Severability.  The invalidity of all or any part of any provision of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such provision.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

16.           Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.  Each of the parties hereto each hereby submits for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state courts in the State of New York.  The parties agree that any and all disputes, claims or controversies arising out of or relating to this Agreement shall be submitted to JAMS, or its successor, for mediation, and if the matter is not resolved through mediation, then it shall be submitted to JAMS, or its successor, for final and binding arbitration pursuant to the clause set forth in Paragraph 4 below. The place of mediation/arbitration shall be New York, New York.  Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

1.	Either party may commence mediation by providing to JAMS and the other party a written request for mediation, setting forth the subject of the dispute and the relief requested.
2.
The parties will cooperate with JAMS and with one another in selecting a mediator from the JAMS panel of neutrals and in scheduling the mediation proceedings. The parties agree that they will participate in the mediation in good faith and that they will share equally in its costs.

3.
All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator or any JAMS employees, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or other proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

4.
Either party may initiate arbitration with respect to the matters submitted to mediation by filing a written demand for arbitration at any time following the initial mediation session or at any time following 45 days from the date of filing the written request for mediation, whichever occurs first (“Earliest Initiation Date”). The mediation may continue after the commencement of arbitration if the parties so desire.

5.
At no time prior to the Earliest Initiation Date shall either side initiate an arbitration or litigation related to this Agreement except to pursue a provisional remedy that is authorized by law or by JAMS Rules or by agreement of the parties. However, this limitation is inapplicable to a party if the other party refuses to comply with the requirements of Paragraph 2 above.

6.
All applicable statutes of limitation and defenses based upon the passage of time shall be tolled until 15 days after the Earliest Initiation Date. The parties will take such action, if any, required to effectuate such tolling.

17.           Headings.  The headings herein are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement or the intent of the provisions thereof.

18.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Signatures evidenced by facsimile transmission will be accepted as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

SPHERIX, INCORPORATED

By:  ___________________________
Name:  Robert L. Clayton
Title:  Chief Financial Officer, Treasurer, and Corporate Secretary

PARADOX CAPITAL PARTNERS, LLC

By:  ___________________________
Name:  Harvey J. Kesner
Title:  Sole Manager and Member

Exhibit A

Services

Provide advice and support for the Company, including but not limited to, business development, corporate structure, strategic and business planning, selecting management and other functions reasonably necessary for advancing the business of the Company.